UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of principal executive offices)		(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 28, 2016, Eclipse Resources Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 37,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $3.50 per share ($3.3163 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 5,625,000 shares of Common Stock on the same terms as above. The material terms of the Offering are described in the prospectus supplement, dated June 28, 2016 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 29, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus. The Offering has been registered under the Securities Act pursuant to an effective shelf Registration Statement on Form S-3, as amended (File No. 333-206308), initially filed by the Company with the Commission on August 11, 2015.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on July 5, 2016, and the Company received approximately $123 million of net proceeds from the Offering, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. As described in the Prospectus Supplement, the Company intends to use all of the net proceeds from the Offering, including any net proceeds from the Underwriters’ exercise of their option to purchase additional shares, to fund a portion of the Company’s capital expenditure plan through 2017 and for general corporate purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

As more fully described under the caption “Underwriting—Other Relationships” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of certain Underwriters are also lenders under the Company’s revolving credit facility.

Item 7.01	Regulation FD Disclosure.

On June 28, 2016, the Company issued a press release announcing the commencement of the Offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 28, 2016, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 28 2016, by and between Eclipse Resources Corporation and Goldman, Sachs & Co. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein

5.1	Opinion of Norton Rose Fulbright US LLP

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 28, 2016

99.2	Press Release, dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: July 5, 2016

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 28, 2016, by and between Eclipse Resources Corporation and Goldman, Sachs & Co. and KeyBanc Capital Markets Inc., as representatives of the several underwriters named therein

5.1	Opinion of Norton Rose Fulbright US LLP

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 28, 2016

99.2	Press Release, dated June 28, 2016